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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROTECTIVE LIFE CORPORATION	PLC CAPITAL TRUST V
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in Trust Agreements)
Delaware	Delaware
(State of incorporation or organization of registrant)	(State of incorporation or organization of each registrant)
95-2492236	45-6139600
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

c/o DEBORAH J. LONG, Esq.
Senior Vice President, Secretary & General Counsel
Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama

(Address of principal executive offices of each registrant)

35223

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which
Trust Originated Preferred Securities	each class is to be registered
("TOPrS"), to be issued by PLC Capital Trust V and the Preferred Securities Guarantee by Protective Life Corporation with respect thereto	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /x/

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

        Securities Act registration statement file number to which this form relates: 333-105003

        Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant's Securities to be Registered.

        The Trust Originated Preferred Securities (the "Preferred Securities") of PLC Capital Trust V ("PLC Capital"), guaranteed by Protective Life Corporation to the extent set forth in the form of Preferred Securities Guarantee (the "Preferred Securities Guarantee") of Protective Life Corporation (the "Company"), represent undivided beneficial interests in the assets of PLC Capital. The Preferred Securities and the Preferred Securities Guarantee were registered on a delayed (shelf) basis with the Securities and Exchange Commission in 2003. The descriptions of the Preferred Securities and the Preferred Securities Guarantee are set forth under the captions "Description of Securities" in the Prospectus Supplement to be subsequently filed by the Company and PLC Capital pursuant to Rule 424(b) under the Securities Act as a supplement to the base Prospectus filed in the Company's and PLC Capital's Registration Statement on Form S-3 (Registration No. 333-105003), filed with the Securities and Exchange Commission on May 5, 2003 and which became effective on May 9, 2003.

Item 2.    Exhibits.

1.01	Registration Statement on Form S-3 (Registration No. 333-105003) filed with the Securities and Exchange Commission on May 9, 2003 by Protective Life Corporation and PLC Capital Trust V, as amended (the "Registration Statement"), is incorporated herein by reference.
4.01	Subordinated Indenture, dated as of June 1, 1994, between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated by reference to Exhibit 4(h) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).
4.02	Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated by reference to Exhibit 4(h)(1) to Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994).
4.03	Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated by reference to Exhibit 4(l) to Protective Life Corporation's Registration Statement on Form S-3 (Registration No. 33-55063)).
4.04	Supplemental Indenture No.3, dated as of April 29, 1997, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated herein by reference to Exhibit 4(g) to Protective Life Corporation's Registration Statement on Form S-3 (Registration No. 333-25027)).
4.05	Supplemental Indenture No. 4, dated November 20, 1997, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated herein by reference to Exhibit 4(m) to Protective Life Corporation's Current Report on Form 8-K filed December 5, 1997).
4.06	Supplemental Indenture No. 5, dated as of August 22, 2001, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated herein by reference to Exhibit 4.3 to Protective Life Corporation's Current Report on Form 8-K filed August 23, 2001).
4.07	Form of Supplemental Indenture No. 6, dated September 25, 2002, to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee (incorporated herein by reference to Exhibit 4.3 to Protective Life Corporation's Current Report on Form 8-K filed September 27, 2002).
4.08	Form of Supplemental Indenture No. 7 to the Subordinated Indenture between Protective Life Corporation and The Bank of New York (as successor to AmSouth Bank), as Trustee.

4.09	Declaration of Trust of PLC Capital Trust V, dated as of December 26, 2002, between Protective Life Corporation, as Sponsor, and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4(ee) to Protective's Registration Statement on Form S-3 (333-105003)).
4.10	Form of Amended and Restated Declaration of Trust of PLC Capital Trust V, between Protective Life Corporation, as Sponsor, and Wilmington Trust Company, as Indenture Trustee and Delaware Trustee.
4.11	Form of Preferred Securities Guarantee, between Protective Life Corporation, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee (incorporated herein by reference to Exhibit 4(y) to Protective's Registration Statement on Form S-3 (333-105003)).
4.12	Form of Certificate of Trust Originated Preferred Security (incorporated herein by reference to Exhibit 4(cc) to Protective's Registration Statement on Form S-3 (333-105003)).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

PROTECTIVE LIFE CORPORATION
By:	/s/ RICHARD J. BIELEN Richard J. Bielen Senior Vice President, Treasurer and Chief Financial Officer
PLC CAPITAL TRUST V
By:	/s/ STEVEN G. WALKER Steven G. Walker Regular Trustee

Dated: January 20, 2004

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE